Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2023, relating to the financial statements of JD.com, Inc. and the effectiveness of JD.com, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of JD.com, Inc. for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, People’s Republic of China

December 22, 2023